News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three and Nine Month Periods Ended July 31, 2015

Boston, MA, August 19, 2015 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.57 for the third quarter of fiscal 2015, a decrease of 10 percent from $0.63 of adjusted earnings per diluted share in the third quarter of fiscal 2014 and a decrease of 2 percent from $0.58 of adjusted earnings per diluted share in the second quarter of fiscal 2015.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.57 per diluted share in the third quarter of fiscal 2015, $0.63 per diluted share in the third quarter of fiscal 2014 and $0.58 per diluted share in the second quarter of fiscal 2015.

Compensation and related costs in connection with closing our Fox Asset Management LLC affiliate and other compensation costs attributable to retirements, terminations and additions to staff reduced earnings by $0.04 per diluted share in the third quarter of fiscal 2015.  For comparison, costs attributable to retirements, terminations and additions to staff reduced earnings per diluted share by $0.02 per diluted share in the third quarter of fiscal 2014 and $0.01 per diluted share in the second quarter of fiscal 2015.

Adjusted earnings per diluted share were $1.76 in the nine months ended July 31, 2015 compared to $1.80 in the nine months ended July 31, 2014, a decrease of 2 percent. The Company’s GAAP earnings per diluted share were $1.39 and $1.78, respectively, for these periods. Adjusted earnings differed from GAAP earnings in the nine months ended July 31, 2015 to reflect the payment of $73.0 million, or approximately $0.37 per diluted share, to terminate service and additional compensation arrangements in place with a major distribution partner for certain Eaton Vance closed-end funds. Adjusted earnings per diluted share differed from GAAP earnings per diluted share in the nine months ended July 31, 2014 due to an increase in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value, which reduced GAAP earnings by $0.02 per diluted share.

Consolidated net inflows of $3.9 billion in the third quarter of fiscal 2015 represent a 5 percent annualized internal growth rate (net inflows divided by beginning of period assets managed). For comparison, the Company had net outflows of $2.0 billion in the third quarter of fiscal 2014 and net inflows of $6.8 billion in the second quarter of fiscal 2015.

“The Company’s earnings in the third fiscal quarter were held back by sluggish revenues, spending to support key corporate initiatives and costs in connection with personnel changes,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “An improving trend of core asset flows, favorable investment performance and continued progress advancing our NextShares™ actively managed exchange-traded product initiative position us for resumed earnings growth as these translate into increased revenues.”

(1) Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time. Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end fund structuring fees, payments to end closed-end fund service and additional compensation arrangements, and other items management deems non-recurring or non-operating, such as special dividends, costs associated with retiring debt and tax settlements. See reconciliation provided in Attachment 2 for more information on adjusting items.

Consolidated assets under management were $312.6 billion on July 31, 2015, an increase of 8 percent from the $288.2 billion of managed assets on July 31, 2014 and an increase of approximately 1 percent from the $311.0 billion of managed assets on April 30, 2015. The year-over-year increase in assets under management reflects net inflows of $18.9 billion and market appreciation of $5.5 billion. The sequential quarterly increase in assets under management reflects net inflows of $3.9 billion offset by market price declines of $2.4 billion.

Average consolidated assets under management were $309.8 billion in the third quarter of fiscal 2015, up 7 percent from $289.3 billion in the third quarter of fiscal 2014 and up 2 percent from $303.4 billion in the second quarter of fiscal 2015.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and asset flows by investment mandate and investment vehicle. Attachment 7 summarizes the Company’s consolidated assets under management by investment affiliate.

As shown in Attachment 6, consolidated gross sales and other inflows were $32.8 billion in the third quarter of fiscal 2015, up 26 percent from $26.2 billion in the third quarter of fiscal 2014 and up 9 percent from $30.2 billion in the second quarter of fiscal 2015. Gross redemptions and other outflows were $28.9 billion in the third quarter of fiscal 2015, an increase of 3 percent from $28.2 billion in the third quarter of fiscal 2014 and up 23 percent from $23.4 billion in the second quarter of fiscal 2015.

As of July 31, 2015, 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $14.8 billion of client assets, a decrease of 13 percent from the $17.0 billion of managed assets on July 31, 2014 and a decrease of 5 percent from the $15.6 billion of managed assets on April 30, 2015. Hexavest-managed funds and separate accounts had net outflows of $0.5 billion in the third quarter of fiscal 2015, $0.3 billion in the third quarter of fiscal 2014 and $0.2 billion in the second quarter of fiscal 2015. Attachment 9 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	July 31,	April 30,	July 31,
	2015	2015	2014

Revenue	$355,511	$351,664	$367,590
Expenses	238,778	229,443	236,412
Operating income	116,733	122,221	131,178

Operating margin	32.8%	34.8%	35.7%

Non-operating expense	(7,584)	(5,389)	(4,850)
Income taxes	(43,435)	(43,896)	(48,899)
Equity in net income of affiliates, net of tax	3,260	2,957	3,840
Net income	68,974	75,893	81,269
Net income attributable to non-controlling
and other beneficial interests	(265)	(5,509)	(3,334)
Net income attributable to
Eaton Vance Corp. shareholders	$68,709	$70,384	$77,935
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$68,715	$70,381	$77,876

Earnings per diluted share	$0.57	$0.58	$0.63

Adjusted earnings per diluted share(1)	$0.57	$0.58	$0.63

Third Quarter Fiscal 2015 vs. Third Quarter Fiscal 2014

In the third quarter of fiscal 2015, revenue decreased 3 percent to $355.5 million from revenue of $367.6 million in the third quarter of fiscal 2014. Investment advisory and administrative fees were down 3 percent, as the impact of a lower average effective fee rate, driven by product mix, more than offset a 7 percent increase in average consolidated assets under management. Performance fees contributed $1.7 million in the third quarter of fiscal 2015 compared to $0.9 million in the third quarter of fiscal 2014. Distribution and service fee revenues collectively were down 7 percent, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses increased 1 percent to $238.8 million in the third quarter of fiscal 2015 from $236.4 million in the third quarter of fiscal 2014. Increases in compensation and other operating expenses were mostly offset by lower distribution and service fee expenses and reduced amortization of deferred sales commissions. The increase in compensation expense reflects higher salaries and benefits attributable to an increase in headcount, as well as higher stock-based compensation accruals and other compensation costs in connection with employee retirements, other terminations and additions to staff.  Other expenses increased 7 percent, reflecting higher professional services, travel, facilities-related and other expenses, offset in part by lower information technology expenses. The decrease in service fee expense reflects lower average assets under management in funds subject to service fee payments. The decrease in distribution expense primarily reflects lower closed-end fund-related distribution expense following the first quarter fiscal 2015 termination of service and additional compensation arrangements in place with a major distribution partner. The decrease in amortization of deferred sales commissions largely reflects decreases in Class B share and Class C share amortization, offset by an increase in private fund commission amortization.

Expenses in connection with the Company’s NextShares initiative totaled approximately $2.0 million in the third quarter of fiscal 2015, an increase of 107 percent from $1.0 million in the third quarter of fiscal 2014.

During the third quarter of fiscal 2015, the Company and its wholly owned subsidiary Navigate Fund Solutions LLC (“Navigate”) made further progress advancing NextShares toward market introduction. In July, the U.S. Securities and Exchange Commission (“SEC”) approved the listing and trading of the 18 initial Eaton Vance NextShares funds on the NASDAQ Stock Market LLC (“Nasdaq”).  To date, 11 fund advisers, including Eaton Vance, have indicated their intent to offer NextShares funds by entering into preliminary agreements with Navigate and filing request for exemptive relief with the SEC.  These 11 firms collectively manage approximately $500 billion in mutual fund assets and sponsor approximately 200 funds currently rated four or five stars by Morningstar.  Following the end of the third quarter, Envestnet, Inc. announced an initiative to make NextShares available on its advisor platform.  Envestnet is a leading provider of unified wealth management technology and services to financial advisors, supporting over 41,000 advisors.

Operating income was down 11 percent to $116.7 million in the third quarter of fiscal 2015 from $131.2 million in the third quarter of fiscal 2014. Operating margin declined to 32.8 percent in the third quarter of fiscal 2015 from 35.7 percent in the third quarter of fiscal 2014.

Non-operating expense totaled $7.6 million in the third quarter of fiscal 2015 compared to $4.9 million in the third quarter of fiscal 2014. The year-over-year change primarily reflects a $3.8 million decline in gains (losses) and other investment income related to the Company’s investments in sponsored products and a $0.9 million increase in income (expense) of the Company’s consolidated CLO entities.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 39.8 percent in the third quarter of fiscal 2015. Excluding the impact of consolidated CLO entity income (expense) borne by other beneficial interest holders, the Company’s effective tax rate was 38.9 percent for the quarter.

Equity in net income of affiliates decreased to $3.3 million in the third quarter of fiscal 2015 from $3.8 million in the third quarter of fiscal 2014. Equity in net income of affiliates in the third quarter of fiscal 2015 included $2.9 million of Company equity in the net income of Hexavest and $0.4 million of net income in a private equity partnership. Equity in net income of affiliates in the third quarter of fiscal 2014 included $2.9 million of Company equity in the net income of Hexavest and $0.9 million of gains (losses) and other income on the Company’s investments in sponsored funds.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $0.3 million in the third quarter of fiscal 2015 compared to $3.3 million in the third quarter of fiscal 2014.

Third Quarter Fiscal 2015 vs. Second Quarter Fiscal 2015

In the third quarter of fiscal 2015, revenue increased 1 percent to $355.5 million from $351.7 million in the second quarter of fiscal 2015. Investment advisory and administrative fees were up 1 percent, reflecting a 2 percent increase in average consolidated assets under management and an increase in the number of fee days in the quarter, offset by a slight decline in effective fee rates. Performance fees contributed $1.7 million in the third quarter of fiscal 2015 and were negligible in the second quarter of fiscal 2015. Distribution and service fee revenues collectively increased 2 percent, reflecting an increase in managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses increased 4 percent to $238.8 million in the third quarter of fiscal 2015 from $229.4 million in the second quarter of fiscal 2015. The 4 percent increase reflects higher compensation, distribution and service fee expenses, fund-related expenses, other operating expenses and increased amortization of deferred sales commissions. The increase in compensation expense reflects an increase in base salaries, driven by an increase in payroll days in the current quarter, higher stock-based compensation accruals and other compensation costs in connection with employee retirements, other terminations and additions to staff, offset by a decrease in sales-based incentives. The increase in distribution expense reflects increased marketing expenses and distribution fee expenses. Service fee expense reflects increased average assets under management subject to those fees. The increase in fund-related expenses is attributable to higher fund expenses borne by the Company on funds for which it earns an all-in fee. The increase in amortization of deferred sales commissions largely reflects higher private fund commission amortization, offset by a decrease in Class B share amortization. Other expenses increased 6 percent, reflecting higher professional services, travel expenses and other corporate expenses, offset by lower information technology expenses.

NextShares-related expenses grew from $1.8 million in the second quarter of fiscal 2015 to $2.0 million in the third quarter of fiscal 2015, an increase of 12 percent.

Operating income was down 4 percent to $116.7 million in the third quarter of fiscal 2015 from $122.2 million in the second quarter of fiscal 2015. Operating margin decreased to 32.8 percent in the third quarter of fiscal 2015 from 34.8 percent in the second quarter of fiscal 2015.

Non-operating expense totaled $7.6 million in the third quarter of fiscal 2015 compared to $5.4 million in the second quarter of fiscal 2015, reflecting a $1.2 million decline in gains (losses) and other investment income related to the Company’s investments in sponsored products and a $1.0 million decline in income (expense) of the Company’s consolidated CLO entity.

Equity in net income of affiliates increased to $3.3 million in the third quarter of fiscal 2015 from $3.0 million in the second quarter of fiscal 2015. In the third quarter of fiscal 2015, equity in net income of affiliates included $2.9 million of Company equity in the net income of Hexavest and $0.4 million of net income in a private equity partnership. In the second quarter of fiscal 2015, equity in net income of affiliates included $2.6 million of Company equity in the net income of Hexavest and $0.4 million of net income in a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $0.3 million in the third quarter of fiscal 2015 and $5.5 million in the second quarter of fiscal 2015.

Balance Sheet Information

Cash and cash equivalents totaled $318.8 million on July 31, 2015, with no outstanding borrowings against the Company’s $300 million credit facility. Included within investments is $115.4 million of holdings of short-term debt securities with maturities between 90 days and one year. During the first nine months of fiscal 2015, the Company used $192.2 million to repurchase and retire approximately 4.7 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 5.9 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the nine months ended July 31, 2015. To participate in the conference call, please call 877-201-0168 (domestic) or 647-788-4901 (international) and refer to “Eaton Vance Corp. Third Quarter Earnings – Conference ID 1717296.” A webcast of the conference call can also be accessed via Eaton Vance’s website, www.eatonvance.com.

A replay of the call will be available for one week by calling 855-859-2056 (domestic) or 404-537-3406 (international) or by accessing Eaton Vance’s website, www.eatonvance.com. Listeners to the telephone replay must enter the confirmation code 1717296.

About Eaton Vance Corp.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit www.eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2015	Q3 2015
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2015	2015	2014	Q2 2015	Q3 2014	2015	2014	Change
Revenue:

Investment advisory and administrative fees	$303,625	$300,624	$311,756	1%	(3)%	$906,062	$916,605	(1)%
Distribution and underwriter fees	20,285	20,048	21,548	1	(6)	61,369	64,381	(5)
Service fees	29,265	28,461	31,977	3	(8)	87,573	95,097	(8)
Other revenue	2,336	2,531	2,309	(8)	1	7,101	5,829	22
Total revenue	355,511	351,664	367,590	1	(3)	1,062,105	1,081,912	(2)
Expenses:

Compensation and related costs	124,400	120,075	117,632	4	6	364,667	351,110	4
Distribution expense	31,300	30,082	35,591	4	(12)	167,649	105,924	58
Service fee expense	26,978	26,358	29,780	2	(9)	81,116	87,266	(7)
Amortization of deferred sales commissions	3,767	3,692	4,084	2	(8)	11,187	13,408	(17)
Fund-related expenses	9,446	8,932	9,380	6	1	27,084	26,288	3
Other expenses	42,887	40,304	39,945	6	7	120,888	117,235	3
Total expenses	238,778	229,443	236,412	4	1	772,591	701,231	10
Operating income	116,733	122,221	131,178	(4)	(11)	289,514	380,681	(24)
Non-operating income (expense):
Gains (losses) and other investment
income, net	(850)	347	2,917	NM	NM	2,299	2,592	(11)
Interest expense	(7,344)	(7,337)	(7,443)	-	(1)	(22,017)	(22,247)	(1)
Other income (expense) of consolidated
collateralized loan obligation
("CLO") entities:
Gains and other investment
income, net	1,771	2,212	1,434	(20)	24	5,284	15,247	(65)
Interest and other expense	(1,161)	(611)	(1,758)	90	(34)	(2,966)	(13,781)	(78)
Total non-operating expense	(7,584)	(5,389)	(4,850)	41	56	(17,400)	(18,189)	(4)

Income before income taxes and equity
in net income of affiliates	109,149	116,832	126,328	(7)	(14)	272,114	362,492	(25)
Income taxes	(43,435)	(43,896)	(48,899)	(1)	(11)	(104,101)	(138,790)	(25)
Equity in net income of affiliates, net of tax	3,260	2,957	3,840	10	(15)	9,363	12,344	(24)
Net income	68,974	75,893	81,269	(9)	(15)	177,376	236,046	(25)
Net income attributable to non-controlling
and other beneficial interests	(265)	(5,509)	(3,334)	(95)	(92)	(9,280)	(11,852)	(22)
Net income attributable to
Eaton Vance Corp. Shareholders	$68,709	$70,384	$77,935	(2)	(12)	$168,096	$224,194	(25)

Earnings per share:
Basic	$0.60	$0.61	$0.66	(2)	(9)	$1.45	$1.86	(22)
Diluted	$0.57	$0.58	$0.63	(2)	(10)	$1.39	$1.78	(22)

Weighted average shares outstanding:
Basic	113,406	114,415	116,145	(1)	(2)	113,890	117,248	(3)
Diluted	118,281	119,730	121,013	(1)	(2)	119,013	122,550	(3)

Dividends declared per share	$0.25	$0.25	$0.22	-	14	$0.75	$0.66	14

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended					Nine Months Ended
				% Change	% Change
	July 31,	April 30,	July 31,	Q3 2015 vs.	Q3 2015 vs.	July 31,	July 31,	%
(in thousands, except per share figures)	2015	2015	2014	Q2 2015	Q3 2014	2015	2014	Change

Net income attributable to Eaton
Vance Corp. shareholders	$68,709	$70,384	$77,935	(2)%	(12)%	$168,096	$224,194	(25)%

Non-controlling interest value adjustments	6	(3)	(59)	NM	NM	203	2,330	(91)

Payments to end certain closed-end fund
service and additional compensation
arrangements, net of tax	-	-	-	-	-	44,895	-	NM

Adjusted net income attributable
to Eaton Vance Corp. shareholders	$68,715	$70,381	$77,876	(2)	(12)	$213,194	$226,524	(6)

Earnings per diluted share	$0.57	$0.58	$0.63	(2)	(10)	$1.39	$1.78	(22)

Non-controlling interest value adjustments	-	-	-	-	-	-	0.02	NM

Payments to end certain closed-end fund
service and additional compensation
arrangements, net of tax	-	-	-	-	-	0.37	-	NM

Adjusted earnings per diluted share	$0.57	$0.58	$0.63	(2)	(10)	$1.76	$1.80	(2)

							Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended					Nine Months Ended
				% Change	% Change
	July 31,	April 30,	July 31,	Q3 2015 vs.	Q3 2015 vs.	July 31,	July 31,	%
(in thousands)	2015	2015	2014	Q2 2015	Q3 2014	2015	2014	Change

Consolidated funds	$(1,027)	$315	$42	NM %	NM %	$(1,226)	$259	NM %

Majority-owned subsidiaries	4,066	3,903	4,261	4	(5)	11,742	11,268	4

Non-controlling interest value adjustments	6	(3)	(59)	NM	NM	203	2,330	(91)

Consolidated CLO entities	(2,780)	1,294	(910)	NM	205	(1,439)	(2,005)	(28)

Net income attributable to non-controlling
and other beneficial interests	$265	$5,509	$3,334	(95)	(92)	$9,280	$11,852	(22)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	July 31,	October 31,
	2015	2014
Assets

Cash and cash equivalents	$318,800	$385,215
Investment advisory fees and other receivables	180,827	186,344
Investments	637,368	624,605
Assets of consolidated CLO entity:
Cash and cash equivalents	73	8,963
Bank loans and other investments	1,559	147,116
Other assets	3,549	371
Deferred sales commissions	22,845	17,841
Deferred income taxes	43,585	46,099
Equipment and leasehold improvements, net	45,428	45,651
Intangible assets, net	57,670	65,126
Goodwill	237,961	228,876
Other assets	76,230	103,879
Total assets	$1,625,895	$1,860,086

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$135,615	$181,064
Accounts payable and accrued expenses	64,943	64,598
Dividend payable	30,931	30,057
Debt	573,772	573,655
Liabilities of consolidated CLO entity:
Senior and subordinated note obligations	4,097	151,982
Other liabilities	56	298
Other liabilities	84,667	93,485
Total liabilities	894,081	1,095,139
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	111,694	107,466
Total temporary equity	111,694	107,466

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 429,005 and 415,078 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 116,214,971 and 117,846,273 shares, respectively	454	460
Additional paid-in capital	-	-
Notes receivable from stock option exercises	(8,360)	(8,818)
Accumulated other comprehensive loss	(47,192)	(17,996)
Appropriated retained earnings	1,028	2,467
Retained earnings	672,538	679,061
Total Eaton Vance Corp. shareholders' equity	618,470	655,176
Non-redeemable non-controlling interests	1,650	2,305
Total permanent equity	620,120	657,481
Total liabilities, temporary equity and permanent equity	$1,625,895	$1,860,086

				Attachment 5
Eaton Vance Corp.
Consolidated Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2015	2015	2014	2015	2014
Equity assets - beginning of period(2)	$97,167	$92,966	$93,733	$96,379	$93,585
Sales and other inflows	5,191	3,965	3,451	13,670	10,905
Redemptions/outflows	(8,371)	(4,432)	(4,052)	(17,876)	(14,688)
Net flows	(3,180)	(467)	(601)	(4,206)	(3,783)
Exchanges	(19)	24	16	40	548
Market value change	(602)	4,644	2,520	1,153	5,318
Equity assets - end of period	$93,366	$97,167	$95,668	$93,366	$95,668
Fixed income assets - beginning of period(3)	49,690	47,417	44,094	46,062	44,414
Sales and other inflows	5,370	5,116	3,344	13,997	8,421
Redemptions/outflows	(3,212)	(2,511)	(3,299)	(8,158)	(9,336)
Net flows	2,158	2,605	45	5,839	(915)
Exchanges	(27)	5	59	52	22
Market value change	(555)	(337)	276	(687)	953
Fixed income assets - end of period	$51,266	$49,690	$44,474	$51,266	$44,474
Floating-rate income assets - beginning of period	38,269	38,648	45,115	42,009	41,821
Sales and other inflows	2,032	2,387	4,139	6,720	13,095
Redemptions/outflows	(2,554)	(3,433)	(5,491)	(10,941)	(11,038)
Net flows	(522)	(1,046)	(1,352)	(4,221)	2,057
Exchanges	2	(21)	(62)	(124)	(57)
Market value change	(529)	688	51	(444)	(69)
Floating-rate income assets - end of period	$37,220	$38,269	$43,752	$37,220	$43,752
Alternative assets - beginning of period	10,582	10,805	12,112	11,241	15,212
Sales and other inflows	721	782	774	2,351	2,630
Redemptions/outflows	(869)	(1,069)	(1,208)	(3,076)	(6,164)
Net flows	(148)	(287)	(434)	(725)	(3,534)
Exchanges	45	(4)	(15)	27	(83)
Market value change	(146)	68	28	(210)	96
Alternative assets - end of period	$10,333	$10,582	$11,691	$10,333	$11,691
Portfolio implementation assets - beginning of period	52,879	48,538	45,753	48,008	42,992
Sales and other inflows	8,395	3,435	2,320	14,493	6,320
Redemptions/outflows	(1,988)	(1,799)	(2,061)	(5,352)	(5,519)
Net flows	6,407	1,636	259	9,141	801
Exchanges	-	-	(4)	-	(462)
Market value change	(52)	2,705	946	2,085	3,623
Portfolio implementation assets - end of period	$59,234	$52,879	$46,954	$59,234	$46,954
Exposure management assets - beginning of period(4)	62,459	57,294	45,062	54,036	42,645
Sales and other inflows	11,113	14,523	12,123	42,668	37,093
Redemptions/outflows	(11,909)	(10,196)	(12,069)	(36,391)	(35,726)
Net flows	(796)	4,327	54	6,277	1,367
Market value change	(526)	838	539	824	1,643
Exposure management assets - end of period	$61,137	$62,459	$45,655	$61,137	$45,655
Total fund and separate account
assets - beginning of period	311,046	295,668	285,869	297,735	280,669
Sales and other inflows	32,822	30,208	26,151	93,899	78,464
Redemptions/outflows	(28,903)	(23,440)	(28,180)	(81,794)	(82,471)
Net flows	3,919	6,768	(2,029)	12,105	(4,007)
Exchanges	1	4	(6)	(5)	(32)
Market value change	(2,410)	8,606	4,360	2,721	11,564
Total assets under management - end of period	$312,556	$311,046	$288,194	$312,556	$288,194

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in balanced accounts holding income securities.
(3) Includes assets in cash management accounts.
(4) Category includes amounts reclassified from portfolio implementation and equity categories for all periods presented.

				Attachment 6
Eaton Vance Corp.
Consolidated Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2015	2015	2014	2015	2014
Fund assets - beginning of period(2)	$132,161	$129,552	$135,119	$134,564	$133,401
Sales and other inflows	7,016	7,755	8,634	23,385	27,552
Redemptions/outflows	(7,570)	(8,390)	(10,272)	(26,698)	(29,285)
Net flows	(554)	(635)	(1,638)	(3,313)	(1,733)
Exchanges	1	4	(6)	185	41
Market value change	(1,397)	3,240	1,681	(1,225)	3,447
Fund assets - end of period	$130,211	$132,161	$135,156	$130,211	$135,156
Institutional separate account assets -
beginning of period(3)	115,942	107,547	96,564	106,443	95,724
Sales and other inflows	21,764	17,860	14,717	57,678	42,620
Redemptions/outflows	(18,424)	(12,501)	(14,912)	(47,323)	(44,633)
Net flows	3,340	5,359	(195)	10,355	(2,013)
Exchanges	(34)	-	377	(207)	281
Market value change	(1,162)	3,036	1,647	1,495	4,401
Institutional separate account assets -
end of period	$118,086	$115,942	$98,393	$118,086	$98,393
High-net-worth separate account assets -
beginning of period	24,226	22,594	20,968	22,235	19,699
Sales and other inflows	1,177	1,166	794	3,803	2,476
Redemptions/outflows	(877)	(792)	(953)	(2,291)	(3,045)
Net flows	300	374	(159)	1,512	(569)
Exchanges	-	(1)	(433)	(94)	(31)
Market value change	(34)	1,259	475	839	1,752
High-net-worth separate account assets -
end of period	$24,492	$24,226	$20,851	$24,492	$20,851
Retail managed account assets - beginning of period	38,717	35,975	33,218	34,493	31,845
Sales and other inflows	2,865	3,427	2,006	9,033	5,816
Redemptions/outflows	(2,032)	(1,757)	(2,043)	(5,482)	(5,508)
Net flows	833	1,670	(37)	3,551	308
Exchanges	34	1	56	111	(323)
Market value change	183	1,071	557	1,612	1,964
Retail managed account assets - end of period	$39,767	$38,717	$33,794	$39,767	$33,794
Fund and separate account assets - beginning of period	311,046	295,668	285,869	297,735	280,669
Sales and other inflows	32,822	30,208	26,151	93,899	78,464
Redemptions/outflows	(28,903)	(23,440)	(28,180)	(81,794)	(82,471)
Net flows	3,919	6,768	(2,029)	12,105	(4,007)
Exchanges	1	4	(6)	(5)	(32)
Market value change	(2,410)	8,606	4,360	2,721	11,564
Total assets under management - end of period	$312,556	$311,046	$288,194	$312,556	$288,194

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in cash management funds.
(3) Includes assets in cash management separate accounts.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate (1)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2015	2015	Change	2014	Change
Eaton Vance Management(2)	$142,987	$142,930	0%	$143,373	0%
Parametric	150,983	149,656	1%	126,741	19%
Atlanta Capital	18,586	18,460	1%	18,080	3%
Total	$312,556	$311,046	0%	$288,194	8%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes managed assets of wholly owned subsidiaries, as well as certain Eaton Vance-sponsored funds and accounts managed by
Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate (1)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2015	2015	Change	2014	Change
Equity(2)	$93,366	$97,167	-4%	$95,668	-2%
Fixed income(3)	51,266	49,690	3%	44,474	15%
Floating-rate income	37,220	38,269	-3%	43,752	-15%
Alternative	10,333	10,582	-2%	11,691	-12%
Portfolio implementation	59,234	52,879	12%	46,954	26%
Exposure management	61,137	62,459	-2%	45,655	34%
Total	$312,556	$311,046	0%	$288,194	8%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes assets in balanced accounts holding income securities.
(3) Includes assets in cash management accounts.

Attachment 9
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2015	2015	2014	2015	2014
Eaton Vance distributed:
Eaton Vance sponsored funds - beginning of period(1)	$247	$234	$221	$227	$211
Sales and other inflows	2	3	6	21	49
Redemptions/outflows	(6)	(4)	(10)	(15)	(53)
Net flows	(4)	(1)	(4)	6	(4)
Market value change	(4)	14	4	6	14
Eaton Vance sponsored funds - end of period	$239	$247	$221	$239	$221
Eaton Vance distributed separate accounts -
beginning of period(2)	$2,401	$1,999	$2,354	$2,367	$1,574
Sales and other inflows	11	284	136	395	519
Redemptions/outflows	(39)	(3)	(122)	(475)	(201)
Net flows	(28)	281	14	(80)	318
Exchanges	-	-	-	-	389
Market value change	(11)	121	29	75	116
Eaton Vance distributed separate accounts -
end of period	$2,362	$2,401	$2,397	$2,362	$2,397
Total Eaton Vance distributed - beginning of period	$2,648	$2,233	$2,575	$2,594	$1,785
Sales and other inflows	13	287	142	416	568
Redemptions/outflows	(45)	(7)	(132)	(490)	(254)
Net flows	(32)	280	10	(74)	314
Exchanges	-	-	-	-	389
Market value change	(15)	135	33	81	130
Total Eaton Vance distributed - end of period	$2,601	$2,648	$2,618	$2,601	$2,618
Hexavest directly distributed - beginning of period(3)	$12,999	$12,749	$14,477	$14,101	$15,136
Sales and other inflows	286	180	597	711	1,392
Redemptions/outflows	(780)	(683)	(904)	(2,804)	(2,546)
Net flows	(494)	(503)	(307)	(2,093)	(1,154)
Exchanges	-	-	-	-	(389)
Market value change	(297)	753	253	200	830
Hexavest directly distributed - end of period	$12,208	$12,999	$14,423	$12,208	$14,423
Total Hexavest assets - beginning of period	$15,647	$14,982	$17,052	$16,695	$16,921
Sales and other inflows	299	467	739	1,127	1,960
Redemptions/outflows	(825)	(690)	(1,036)	(3,294)	(2,800)
Net flows	(526)	(223)	(297)	(2,167)	(840)
Exchanges	-	-	-	-	-
Market value change	(312)	888	286	281	960
Total Hexavest assets - end of period	$14,809	$15,647	$17,041	$14,809	$17,041

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management and/or distribution revenue on these assets, which are included in the Eaton Vance consolidated results in Attachments
5, 6, 7 and 8.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution revenue, but not investment advisory fees, on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no investment advisory or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments
5, 6, 7 and 8.